As filed with the Securities and Exchange Commission on June 10, 1998

                                                 Registration No. 033-61113

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            GOLD RESERVE CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Montana                                    81-0266636
     -------------------------------                    -------------------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                            601 West Riverside Avenue
                                   Suite 1940
                              Spokane, Washington
              -----------------------------------------------------
                    (Address of principal executive offices)

                                      99201
              -----------------------------------------------------
                                   (Zip Code)

     GOLD RESERVE 1985 STOCK OPTION PLAN
     GOLD RESERVE 1992 STOCK OPTION PLAN
     GOLD RESERVE 1994 STOCK OPTION PLAN
     GOLD RESERVE KSOP PLAN
     (Full title of the plans)

                                 ROCKNE J. TIMM
                            601 West Riverside Avenue
                                   Suite 1940
                            Spokane, Washington 99201
                                 (509) 623-1500
                      (Name, address, and telephone number,
                   including area code, of agent for service)

     with a copy to:

     ALAN G. HARVEY
     Baker & McKenzie
     2001 Ross Avenue, Suite 4500
     Dallas, Texas 75201
     (214) 978-3000

     PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE FOLLOWING REGISTRATION STATEMENTS OF THE COMPANY ON FORM S-8 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE INCORPORATED HEREIN BY
     REFERENCE: (A) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-58700), AS AMENDED; (B) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-69912), AS AMENDED; AND (C) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-35595).

     EXPLANATORY NOTE

     A total of 3,013,960 shares of common stock, no par value per share (including the preferred stock purchase rights attaching thereto, the "Common Stock") of Gold Reserve Corporation (the "Company") were registered by Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (Registration No. 033-61113) (the "Prior Registration Statement"), for issuance in connection with the Gold Reserve 1985 Stock Option Plan, the Gold Reserve 1992 Stock Option Plan and the Gold Reserve 1994 Stock Option Plan (the "Predecessor Plans") and the Gold Reserve KSOP Plan. On June 5, 1997, the stockholders of the Company approved the Gold Reserve 1997 Equity Incentive Plan (the "1997 Plan"). The Company is no longer granting options or restricted stock under the Predecessor Plans. Shares of Common Stock subject to stock options previously existing under the Predecessor Plans that as a result of forfeiture to the Company again become subject to reissuance are reissued and administered pursuant to the 1997 Plan. 2,108,889 shares of Common Stock previously registered under the Prior Registration Statement remain unsold and have not been issued under the Predecessor Plans and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at item 89 of section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1997 Plan (the "1997 Plan Registration Statement"). None of the 258,300 shares relating to the Company's KSOP Plan registered under the Prior Registration Statement are carried forward to, or deemed covered by, the 1997 Plan Registration Statement.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 10, 1998.

                              GOLD RESERVE CORPORATION

                              By:  /s/ Rockne J. Timm
                                   --------------------------------------
                                   ROCKNE J. TIMM
                                   President and Chief Executive Officer

     POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to the Registration Statement as that attorney-in-fact may deem necessary or appropriate.


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      /s/ Rockne J. Timm                President, Chief Executive Officer and
      --------------------------------  Director (Principal Executive Officer)      June 10, 1998
      ROCKNE J. TIMM


      /s/ Robert A. McGuinness          Vice President of Finance and Chief
      --------------------------------  Financial Officer (Principal Financial      June 10, 1998
      ROBERT A. McGUINNESS              and Accounting Officer)


      /s/ A. Douglas Belanger           Executive Vice President, Secretary and
      --------------------------------  Treasurer                                   June 10, 1998
      A. DOUGLAS BELANGER


      /s/ James P. Geyer                Senior Vice President and Director          June 10, 1998
      --------------------------------
      JAMES P. GEYER


      /s/ James H. Coleman              Director                                    June 10, 1998
      --------------------------------
      JAMES H. COLEMAN


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      /s/ Patrick D. McChesney          Director                                    June 10, 1998
      --------------------------------
      PATRICK D. McCHESNEY


      /s/ Chris D. Mikkelsen            Director                                    June 10, 1998
      --------------------------------
      CHRIS D. MIKKELSEN


      /s/ Jean Charles Potvin           Director                                    June 10, 1998
      --------------------------------
      JEAN CHARLES POTVIN
